Exhibit (a)(iii)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock of
GLOBAL NET LEASE, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON June 29, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or
•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase (as defined below).

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to DST Systems, Inc., the depositary for the Offer (the “Depositary”) by regular mail or overnight courier prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated June 2, 2015 (as may be supplemented or amended from time to time, the “Offer to Purchase”).

Deliver by Regular Mail or Overnight Courier to
the Depositary for the Offer:

DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Attn: GNL Tender Offer

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this notice to an address other than as set forth above will not constitute a valid delivery. Deliveries to Global Net Lease, Inc. or American National Stock Transfer, LLC, the information agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Global Net Lease, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the “Company”), the number of the undersigned’s shares of common stock of the Company, par value $0.01 per share (the “Shares”), at the price indicated below, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 2, 2015 (as may be supplemented or amended from time to time, the “Offer to Purchase”), receipt of which hereby is acknowledged, and in the Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the “Offer”), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

1 **IMPORTANT:** if the number of Shares tendered exceeds the number of Shares you own, there is no valid tender of Shares. **IMPORTANT: Only whole numbers of Shares may be tendered. Any fractional Shares will be disregarded and only Shares rounded down to the nearest whole Share will be accepted for tender.**	**Number and Price Shares Tendered** *(See Instruction 6 to the Letter of Transmittal)* The undersigned hereby tenders the number(s) of the Shares at the price indicated below. **Note:** You may tender all or a portion of your Shares by specifying the number of your Shares that you wish to tender. **Price at Which Shares are Tendered: $10.50 per Share** — **Number of Whole Shares Tendered** Check here to tender ALL shares ☐ ALL ______ Check here to tender less than ALL Shares and write number of Shares tendered on line to the right ☐ ______ *(cannot exceed the total number of Shares you own)*
2	**Odd Lots** *(See Instruction 10 to the Letter of Transmittal)* **Note:** To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. ☐ **Check box if the undersigned:** ➢ is the beneficial and record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all the Shares beneficially owned by each such person.
3 **IMPORTANT:** This section is to be completed only if you are tendering Shares through DTC ATO's procedures.	**Additional Information Regarding Tendered Shares** *(See instruction 2 to the Letter of Transmittal)* ☐ Check here if tendered Shares are being delivered by book-entry transfer and complete the following: Name of Tendered Institution ______ Account Number ______ Transaction Code Number ______

4 **IMPORTANT:** Must be signed by registered holder(s) exactly as name(s) appear(s) on the stock ledger maintained by the Company's transfer agent.	**Sign Here to Tender your Shares** *(See instruction 7 to the Letter of Transmittal)* The undersigned stockholder (or authorized person signing on behalf of the registered stockholder), hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information, representations and warranties contained in this Notice of Guaranteed Delivery of which these signature pages are a part and any other forms related to the Offer, and forms, which have been duly completed by the undersigned, are true and correct as of the date hereof. **Signature** ______________________ Date (mm/dd/yyyy) __________ Name *(Please print)* ______________________ Capacity *(full title)* ______________________ Mailing Address ______________________ City, State, Zip ______________________ Daytime Phone # ( ) ______________________ Social Security Number or Taxpayer Identification Number ______________________ **Signature** *(if applicable)* ______________________ Date (mm/dd/yyyy) ______ Name *(Please print)* ______________________ Capacity *(full title)* ______________________ Mailing Address ______________________ City, State, Zip ______________________ Daytime Phone # ( ) ______________________ Social Security Number or Taxpayer Identification Number ______________________ IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. STOCKHOLDER (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LESS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY'S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF YOU ARE A NON-U.S. STOCKHOLDER (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHOOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER.

5

Guarantee *(Not to be used for signature guarantee)*

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an "eligible guarantor institution," (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4, (c) to deliver to the Depositary, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and any other required documents, and (d) if required, to deliver to the Paying Agent, within three business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a confirmation of the book-entry transfer of the Shares into the Paying Agent's account at the Depositary Trust Company.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Name of Eligible Institution

Guaranteeing Delivery ______________________________

Authorized Signature ______________________ Date (mm/dd/yyyy) __________

Name *(Please print)* ______________________________

Title ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Daytime Phone # (   ) ______________________________